                                                                               .
                                                                               .
                                                                               .
                                                                      Exhibit 13



                               Annual Admin Charge Calculations
                        ----------------------------------------------------
                        AVG POLICY SIZE...            $ 40,000.00
                        CHARGE...                     $ 30.00

                        30/40000*1000 =               $ 0.75



                                   Hypothetiacal Unit Values
                        ----------------------------------------------------
                             31-Dec-01   7.337803662      a
                             31-Dec-02   5.619610771      b



                                STRATEGIC PARTNERS NON-EXCHANGE
                                 1.40%               STOCK
                        ----------------------------------------------------
1 YEAR % OF RETURN                           -23.42%      c       =(b-a)/a
ERV (ENDING REDEEMABLE VALUE)                 765.84      d       =(c*1000)+1000
ANNUAL ADMIN CHARGE                             0.75      e       =Annual Admin Charge
GMIB CHARGE                                     0.00      f       =IF(c<=0.05,(((1000*0.05)+1000)*0.0045),d*(0.0045*(12)))
INCOME APPRECIATOR CHARGE                       0.00      g       =d*0.0025
Less Admin, GMIB, IAB                         765.09      h       =d-e-f-g
ROR BEFORE LOAD                              -23.49%              =(h/1000)-1

                                 Annual Admin Charge Calculations
                        ----------------------------------------------------
                        AVG POLICY SIZE...            $ 40,000.00
                        CHARGE...                     $ 30.00

                        30/40000*1000 =               $ 0.75


                                  Hypothetiacal Unit Values
                        ----------------------------------------------------
                             31-Dec-01   7.005905446      a
                             31-Dec-02   5.352345859      b



                                STRATEGIC PARTNERS NON-EXCHANGE
                                 1.65%               STOCK
                        ----------------------------------------------------
1 YEAR % OF RETURN                           -23.60%      c       =(b-a)/a
ERV (ENDING REDEEMABLE VALUE)                 763.98      d       =(c*1000)+1000
ANNUAL ADMIN CHARGE                             0.75      e       =Annual Admin Charge
GMIB CHARGE                                     4.73      f       =IF(c<=0.05,(((1000*0.05)+1000)*0.0045),d*(0.0045*(12)))
INCOME APPRECIATOR CHARGE                       1.91      g       =d*0.0025
Less Admin, GMIB, IAB                         756.59      h       =d-e-f-g
ROR BEFORE LOAD                              -24.34%              =(h/1000)-1